Worldwide Headquarters 1200 Willow Lake Boulevard St. Paul, Minnesota 55110-5101	Exhibit 99.1 Scott Jensen Investor Relations Contact 651-236-5060

NEWS	January 14, 2026

H.B. Fuller Reports Fourth Quarter and Fiscal Year 2025 Results

Q4 2025 Net income of $30 million; Adjusted EBITDA of $170 million, up 15% year-on-year

Q4 2025 Adjusted EBITDA margin of 19.0%, up 290 basis points year-on-year

Q4 2025 EPS (diluted) of $0.54; Adjusted EPS of $1.28, up 39% year-on-year

FY 2025 Net income of $152 million; Adjusted EBITDA of $621 million

FY 2025 Adjusted EBITDA margin of 17.9%, up 130 basis points year-on-year

ST. PAUL, Minn. – H.B. Fuller Company (NYSE: FUL) today reported financial results for its fourth quarter and fiscal year that ended November 29, 2025.

Fourth Quarter 2025 Noteworthy Items:

■	Net revenue was $895 million, down 3.1% year-on-year; adjusting for the flooring divestiture, net revenue was up 0.9% year-on-year;
■

Gross margin was 31.5%; adjusted gross margin of 32.5% increased 290 basis points year-on-year driven by favorable pricing and raw material cost actions, the impact of acquisitions and divestitures, and restructuring benefits;

■	Net income was $30 million; adjusted EBITDA was $170 million, up 14.6% year-on-year; adjusted EBITDA margin was 19.0%, up 290 basis points year-on-year;
■	Reported EPS (diluted) was $0.54; adjusted EPS (diluted) was $1.28, up 39.1% versus the prior year, driven by higher operating income and lower shares outstanding.

Fiscal Year 2025 Noteworthy Items:

■	Net revenue was $3.47 billion, down 2.7% year-on-year; adjusting for the flooring divestiture, net revenue was up 1.8% year-on-year;
■	Organic revenue was flat year-on-year, driven by 0.8% favorable pricing, offset by 0.8% lower volume;
■

Gross margin was 31.1%; adjusted gross margin of 31.7% increased 140 basis points year-on-year, driven by pricing and raw material cost actions, the impact of acquisitions and divestitures, and restructuring benefits;

■	Net income was $152 million; adjusted EBITDA was $621 million, up 4.5% year-on-year; adjusted EBITDA margin expanded year-on-year to 17.9%;
■	Reported EPS (diluted) was $2.75; adjusted EPS (diluted) was $4.24, up 10.4% year-on-year, driven by higher operating income and lower shares outstanding;
■	Net working capital, as a percentage of annualized net revenue, increased 130 basis points year-on-year to 15.8%; cash flow from operations was $263 million.

Summary of Fourth Quarter 2025 Results:

The company’s net revenue for the fourth quarter of fiscal 2025 was $895 million, down 3.1% versus the fourth quarter of fiscal 2024. Organic revenue was down 1.3% year-on-year, with pricing actions increasing organic revenue by 1.2% and volume decreasing organic revenue by 2.5%. Foreign currency translation increased net revenue by 1.0%, and the net impact of acquisitions and divestitures decreased net revenue by 2.8%.

Gross profit in the fourth quarter of fiscal 2025 was $282 million. Adjusted gross profit was $291 million. Adjusted gross profit margin of 32.5% increased 290 basis points year-on-year. The net impact of pricing and raw material cost actions, the impact of acquisitions and divestitures, and targeted cost reduction efforts drove the year-on-year increase in adjusted gross profit margin.

Selling, general and administrative (SG&A) expense was $184 million in the fourth quarter of fiscal 2025 and adjusted SG&A was $174 million, down modestly year-on-year driven by continued cost saving efforts and lower variable compensation.

Net income attributable to H.B. Fuller for the fourth quarter of fiscal 2025 was $30 million. Adjusted net income attributable to H.B. Fuller for the fourth quarter of fiscal 2025 was $71 million. Adjusted EPS was $1.28 per diluted share, up 39.1% year-on-year.

Adjusted EBITDA in the fourth quarter of fiscal 2025 was $170 million, up 14.6% year-on-year, driven principally by the net impact of pricing and raw material cost actions. Adjusted EBITDA margin increased 290 basis points year-on-year to 19.0%.

“Our execution and agility in the quarter and throughout the year generated double‑digit EPS growth and EBITDA at the top end of our full year guidance range amidst an unpredictable economic backdrop and challenging demand landscape,” said Celeste Mastin, president and CEO. “During this time, we helped our customers navigate this environment successfully—providing them with material optionality and flexibility while ensuring consistent quality and reliable availability wherever in the world they chose to make their products. These efforts, which strengthened our partnerships and enhanced H.B. Fuller’s competitive positioning, are reflected in our improved profitability and sustained margin expansion.

“As a result, we are exiting the fourth quarter with strong momentum heading into 2026 and are firmly on track to achieve our target of greater than 20% EBITDA margin. I am very proud of our team’s resolve, resourcefulness, and the meaningful progress we made in 2025 as we continue transforming H.B. Fuller into a higher‑growth, higher‑margin company.”

Balance Sheet and Working Capital:

Net debt at the end of the fourth quarter of fiscal 2025 was $1,910 million, down $48 million sequentially versus the third quarter and up $68 million year-on-year. Net debt-to-adjusted EBITDA of 3.1X was down sequentially from 3.3X versus the previous quarter, and down from 3.5X in the first quarter.

Net working capital in the fourth quarter of fiscal 2025 declined $41 million sequentially versus the third quarter. As a percentage of annualized net revenue, net working capital decreased 120 basis points versus the third quarter. On a year-on-year basis, net working capital increased 130 basis points to 15.8%, due to slightly higher inventory days on hand as we execute our manufacturing footprint optimization.

Fiscal 2026 Outlook:

■	Net revenue for fiscal 2026 is expected to be flat to up 2%, with organic revenue expected to be approximately flat versus fiscal 2025;
■	Adjusted EBITDA for fiscal 2026 is expected to be in the range of $630 million to $660 million;
■	Net revenue for the first quarter of 2026 is expected to be down low single digits; adjusted EBITDA for the first quarter of 2026 is expected to be in the range of $110 million to $120 million;
■	Depreciation and amortization expense is expected to be approximately $185 million;
■	Net interest expense for fiscal 2026 is expected to be approximately $120 million;
■	The core tax rate, excluding the impact of discrete items, is anticipated to be between 26% and 27% in fiscal year 2026;
■	Adjusted EPS (diluted) is expected to be in the range of $4.35 to $4.70;
■	Fully diluted average share count is expected to be between 55 million and 56 million shares;
■	Operating cash flow in fiscal year 2026 is expected to be between $275 million and $300 million;
■	Capital expenditures of approximately $160 million are expected in fiscal 2026, which includes approximately $50 million related to the company’s manufacturing footprint consolidation initiative.

Conference Call:

The company will hold a conference call on January 15, 2026, at 9:30 a.m. CT (10:30 a.m. ET) to discuss its results. Interested parties may listen to the conference call on a live webcast. The webcast, along with a supplemental presentation, may be accessed from the company’s website at https://investors.hbfuller.com. Participants must register prior to accessing the webcast using this link and should do so at least 10 minutes prior to the start of the call to install and test any necessary software and audio connections. A telephone replay of the conference call will be available from 12:30 p.m. CT on January 15, 2026, to 10:59 p.m. CT on January 22, 2026. To access the telephone replay dial 1-800-770-2030 (toll free) or 1-609-800-9909, and enter Conference ID: 6370505.

Regulation G:

The information presented in this earnings release regarding consolidated and segment organic revenue growth, operating income, adjusted gross profit, adjusted gross profit margin, adjusted selling, general and administrative expense, adjusted income before income taxes and income from equity investments, adjusted income taxes, adjusted effective tax rate, adjusted net income, adjusted diluted earnings per share, adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA), adjusted EBITDA margin, net debt, net debt-to-adjusted EBITDA, trailing twelve months adjusted EBITDA, net working capital, annualized net revenue and net working capital as a percentage of annualized net revenue does not conform to U.S. generally accepted accounting principles (U.S. GAAP) and should not be construed as an alternative to the reported results determined in accordance with U.S. GAAP. Management has included this non-GAAP information to assist in understanding the operating performance of the company and its operating segments as well as the comparability of results to the results of other companies. The non-GAAP information provided may not be consistent with the methodologies used by other companies. All non-GAAP information is reconciled with reported U.S. GAAP results in the “Regulation G Reconciliation” tables in this press release with the exception of our forward-looking non-GAAP measures contained above in our Fiscal 2026 Outlook, which the company cannot reconcile to forward-looking GAAP results without unreasonable effort.

About H.B. Fuller:

As the largest pureplay adhesives company in the world, H.B. Fuller’s (NYSE: FUL) innovative, functional coatings, adhesives and sealants enhance the quality, safety and performance of products people use every day. Founded in 1887, with 2025 revenue of $3.5 billion, our mission to Connect What Matters is brought to life by more than 7,100 global team members who collaborate with customers across more than 30 market segments in 150 countries to develop highly specified solutions that enable customers to bring world-changing innovations to their end markets. Learn more at www.hbfuller.com.

Safe Harbor for Forward-Looking Statements:

Certain statements in this press release are forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements often address expected future business and financial performance, financial condition, and other matters, and often contain words or phrases such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “opportunity,” “outlook,” “plan,” “project,” “seek,” “should,” “strategy,” “target,” “will,” “will be,” “will continue,” “will likely result,” “would” and similar expressions, and variations or negatives of these words or phrases. These statements are subject to various risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements, including but not limited to the following: the availability and pricing of raw materials; the impact of potential cybersecurity attacks and security breaches; failures in our information technology systems; the impact on the supply chain, raw material costs and pricing of our products due to military conflict, including between Russia and Ukraine; the impact on our margins and product demand due to inflationary pressures; the substantial amount of debt we have incurred to finance our acquisition of Royal, our ability to repay or refinance our debt or to incur additional debt in the future, our need for a significant amount of cash to service and repay the debt and to pay dividends on our common stock, and the effect of debt covenants that limit the discretion of management in operating the business or in paying dividends; our ability to pay dividends and to pursue growth opportunities if we continue to pay dividends according to our current dividend policy; our ability to effectively manage and realize expected benefits from completed and future mergers, acquisitions, and divestitures; our ability to achieve expected synergies, cost savings and operating efficiencies from our restructuring initiatives and operational improvement projects within the expected time frames or at all; our ability to effectively implement Project ONE; uncertain political and economic conditions; fluctuations in product demand; competing products and pricing; our geographic and product mix; disruptions to our relationships with our major customers and suppliers; regulatory compliance across our global footprint; trade policies and economic sanctions impacting our markets; changes in tax laws and tariffs; devaluations and other foreign exchange rate fluctuations; the impact of litigation and investigations, including for product liability and environmental matters; impairment charges on our goodwill or long-lived assets; the consequences of catastrophic events on our operations and financial results; the effect of new accounting pronouncements and accounting charges and credits; and similar matters.

Additional information about these various risks and uncertainties can be found in the “Risk Factors” section of our Form 10-K filings, and any updates to the risk factors in our Form 10-Q and 8-K filings with the SEC, but there may be other risks and uncertainties that we are unable to identify at this time or that we do not currently expect to have a material impact on the business. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update or revise any forward-looking statements, except as required by law.

H.B. FULLER COMPANY AND SUBSIDIARIES

CONSOLIDATED FINANCIAL INFORMATION

In thousands, except per share amounts (unaudited)

	Three Months Ended		Three Months Ended
	November 29, 2025	Percent of Net Revenue	November 30, 2024	Percent of Net Revenue
Net revenue	$894,788	100.0%	$923,284	100.0%
Cost of sales	(612,705)	(68.5)%	(658,424)	(71.3)%
Gross profit	282,083	31.5%	264,860	28.7%

Selling, general and administrative expenses	(183,643)	(20.5)%	(188,453)	(20.4)%
Other income, net	(26,782)	(3.0)%	(44,396)	(4.8)%
Interest expense	(32,809)	(3.7)%	(33,621)	(3.6)%
Interest income	1,756	0.2%	1,084	0.1%
Income before income taxes and income from equity method investments	40,605	4.5%	(526)	(0.1)%

Income taxes	(11,931)	(1.3)%	(7,885)	(0.9)%

Income from equity method investments	1,058	0.1%	1,159	0.1%
Net income including non-controlling interest	29,732	3.3%	(7,252)	(0.8)%

Net income attributable to non-controlling interest	-	0.0%	(107)	(0.0)%
Net income attributable to H.B. Fuller	$29,732	3.3%	$(7,359)	(0.8)%

Basic income per common share attributable to H.B. Fuller	$0.55		$(0.13)
Diluted income per common share attributable to H.B. Fuller	$0.54		$(0.13)

Weighted-average common shares outstanding:
Basic	54,541		55,106
Diluted	55,276		56,658

H.B. FULLER COMPANY AND SUBSIDIARIES

CONSOLIDATED FINANCIAL INFORMATION

In thousands, except per share amounts (unaudited)

	Year Ended		Year Ended
	November 29, 2025	Percent of Net Revenue	November 30, 2024	Percent of Net Revenue
Net revenue	$3,473,589	100.0%	$3,568,736	100.0%
Cost of sales	(2,392,934)	(68.9)%	(2,506,859)	(70.2)%
Gross profit	1,080,655	31.1%	1,061,877	29.8%

Selling, general and administrative expenses	(725,585)	(20.9)%	(713,657)	(20.0)%

Other income, net	(11,126)	(0.3)%	(37,115)	(1.0)%
Interest expense	(133,346)	(3.8)%	(133,124)	(3.7)%
Interest income	4,820	0.1%	4,682	0.1%
Income before income taxes and income from equity method investments	215,418	6.2%	182,663	5.1%

Income taxes	(67,129)	(1.9)%	(56,381)	(1.6)%

Income from equity method investments	3,784	0.1%	4,113	0.1%
Net income including non-controlling interest	152,073	4.4%	130,395	3.7%

Net income attributable to non-controlling interest	(106)	(0.0)%	(139)	(0.0)%
Net income attributable to H.B. Fuller	$151,967	4.4%	$130,256	3.6%

Basic income per common share attributable to H.B. Fuller	$2.78		$2.37
Diluted income per common share attributable to H.B. Fuller	$2.75		$2.30

Weighted-average common shares outstanding:
Basic	54,602		54,932
Diluted	55,355		56,629

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

	Three Months Ended		Year Ended
	November	November	November	November
	29, 2025	30, 2024	29, 2025	30, 2024

Net income attributable to H.B. Fuller	$29,732	$(7,359)	$151,967	$130,256

Adjustments:
Acquisition project costs [1]	1,465	4,051	15,412	11,035
Organizational realignment [2]	11,396	15,958	31,424	39,996
Project One [3]	2,091	2,672	10,237	11,885
Business divestiture [4]	-	47,267	-	47,267
Other [5]	37,400	39	39,155	(1,981)
Discrete tax items [6]	(3,743)	(1,322)	7,467	(5,469)
Income tax effect on adjustments [7]	(7,745)	(9,339)	(21,054)	(15,811)
Adjusted net income attributable to H.B. Fuller [8]	70,596	51,967	234,608	217,178

Add:
Interest expense	32,547	33,621	132,431	133,122
Interest income	(1,756)	(1,084)	(4,820)	(4,679)
Income taxes	23,420	18,546	80,717	77,661
Depreciation and Amortization expense [9]	45,246	45,286	177,724	170,573
Adjusted EBITDA [8]	170,053	148,336	620,660	593,855

Diluted Shares	55,276	56,658	55,355	56,629
Adjusted diluted income per common share attributable to H.B. Fuller [8]	$1.28	$0.92	$4.24	$3.84
Net revenue	$894,788	$923,284	$3,473,589	$3,568,736
Adjusted EBITDA margin [8]	19.0%	16.1%	17.9%	16.6%

[1] Acquisition project costs include costs related to evaluating, acquiring and integrating business acquisitions. Acquisition project costs include $1,202 and $4,583 in transaction costs (primarily consulting and professional fees, representations and warranties insurance premiums) and $263 and $(532) in purchase accounting costs (primarily professional fees for valuation services, inventory step-up cost and the impact of changes to contingent consideration liabilities after the completion of the purchase price allocation) for the three months ended November 29, 2025 and November 30, 2024, respectively. Acquisition project costs include $14,269 and $9,718 in transaction costs (primarily consulting and professional fees, representations and warranties insurance premiums and employee acquisition-related travel expenses) and $1,143 and $740 in purchase accounting costs (primarily professional fees for valuation services, inventory step-up cost and the impact of changes to contingent consideration liabilities after the completion of the purchase price allocation) and $0 and $577 in business integration costs (primarily costs of transition services agreements and retention bonuses paid to employees of the acquired entities) for the year ended November 29, 2025 and November 30, 2024, respectively.

[2] Organizational realignment includes costs incurred as a direct result of the organizational realignment program, including professional fees related to legal entity and business structure changes, employee retention and severance costs, and facility rationalization costs related to the closure of production facilities and consolidation of business activities. Facility rationalization costs include plant closure costs, the impact of accelerated depreciation and for the three months ended March 2, 2024, operational inefficiencies. Organizational realignment includes $558 and $2,169 in professional fees related to legal entity and business structure changes, $9,677 and $6,832 in employee severance and other related costs, and $1,161 and $6,957 related to facility rationalization costs for the three months ended November 29, 2025 and November 30, 2024, respectively. Organizational realignment includes $4,452 and $9,084 in professional fees related to legal entity and business structure changes, $15,344 and $16,553 in employee severance and other related costs, and $11,629 and $14,359 related to facility rationalization costs for the year ended November 29, 2025 and November 30, 2024, respectively.

[3] Project One includes non-capitalizable project costs related to implementing our global Enterprise Resource Planning system, including upgrading to SAP S/4HANA®, which has upgraded and standardized our information system.

[4] Business divestiture for the three months and year ended November 30, 2024 includes impairment losses for goodwill and long-lived assets, and project costs incurred as a direct result of the sale of the North American Flooring business, which occurred in the first quarter of 2025. Impairment losses represent the difference between book value of the assets held for sale at November 20, 2024 and their net realizable value.

[5] Other includes losses associated with ongoing litigation and product claims related to a divested business and costs associated with the exit of a product line for the three months and year ended November 29, 2025. Other includes a gain from insurance recoveries and a loss from the write-off of a cost method investment for the year ended November 30, 2024.

[6] Discrete tax items for the three months ended November 29, 2025 relate to various U.S. and foreign tax matters. Discrete tax items for the year ended November 30, 2025 primarily relate to the impact of withholding tax recorded on earnings that are no longer permanently reinvested, offset by various U.S. and foreign tax matters. Discrete tax items for the three months ended November 30, 2024 are related to various foreign tax matters and for the year ended November 30, 2024 are related to various foreign tax matters as well as excess tax benefit related to U.S. stock compensation.

[7] The income tax effect on adjustments represents the difference between income taxes on net income before income taxes and income from equity method investments reported in accordance with U.S. GAAP and adjusted net income before income taxes and income from equity method investments.

[8] Adjusted net income attributable to H.B. Fuller, adjusted diluted income per common share attributable to H.B. Fuller, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures. Adjusted net income attributable to H.B. Fuller is defined as net income before the specific adjustments shown above. Adjusted diluted income per common share is defined as adjusted net income attributable to H.B. Fuller divided by the number of diluted common shares. Adjusted EBITDA is defined as net income before interest, income taxes, depreciation, amortization and the specific adjustments shown above. Adjusted EBITDA margin is defined as adjusted EBITDA divided by net revenue. The table above provides a reconciliation of adjusted net income attributable to H.B. Fuller, adjusted diluted income per common share attributable to H.B. Fuller, adjusted EBITDA and adjusted EBITDA margin to net income attributable to H.B. Fuller, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

[9] Depreciation and amortization expense added back for EBITDA is adjusted for amounts already included in adjusted net income attributable to H.B. Fuller totaling ($234) and ($711) for the three months ended November 29, 2025 and November 30, 2024, respectively and. ($596) and ($4,137) for the year ended November 29, 2025 and November 30, 2024, respectively.

H.B. FULLER COMPANY AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
In thousands (unaudited)

	Three Months Ended		Year Ended
	November	November	November	November
	29, 2025	30, 2024	29, 2025	30, 2024
Net Revenue:
Hygiene, Health and Consumable Adhesives	$400,021	$395,174	$1,551,789	$1,546,545
Engineering Adhesives	276,305	265,305	1,061,779	1,009,031
Building Adhesive Solutions	218,462	225,945	860,021	856,503
Corporate unallocated	-	36,860	-	156,657
Total H.B. Fuller	$894,788	$923,284	$3,473,589	$3,568,736

Segment Operating Income:
Hygiene, Health and Consumable Adhesives	$51,283	$38,821	$171,123	$184,731
Engineering Adhesives	48,415	39,597	170,295	144,491
Building Adhesive Solutions	17,745	20,841	72,295	75,943
Corporate unallocated	(19,003)	(22,851)	(58,642)	(56,945)
Total H.B. Fuller	$98,440	$76,408	$355,071	$348,220

Adjusted EBITDA [8]
Hygiene, Health and Consumable Adhesives	$70,202	$54,257	$244,381	$245,750
Engineering Adhesives	65,013	55,569	235,969	200,512
Building Adhesive Solutions	33,202	35,656	134,013	133,171
Corporate unallocated	1,636	2,854	6,297	14,422
Total H.B. Fuller	$170,053	$148,336	$620,660	$593,855

Adjusted EBITDA Margin [8]
Hygiene, Health and Consumable Adhesives	17.5%	13.7%	15.7%	15.9%
Engineering Adhesives	23.5%	20.9%	22.2%	19.9%
Building Adhesive Solutions	15.2%	15.8%	15.6%	15.5%
Corporate unallocated	0.0%	7.7%	0.0%	9.2%
Total H.B. Fuller	19.0%	16.1%	17.9%	16.6%

NMP = non-meaningful percentage

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

	Three Months Ended		Year Ended
	November	November	November	November
	29, 2025	30, 2024	29, 2025	30, 2024
Income before income taxes and income from equity method investments	$40,605	$(526)	$215,418	$182,663

Adjustments:
Acquisition project costs [1]	1,465	4,051	15,412	11,035
Organizational realignment [2]	11,396	15,958	31,424	39,996
Project One [3]	2,091	2,672	10,237	11,885
Business divestiture [4]	-	47,267	-	47,267
Other [5]	37,400	39	39,155	(1,981)
Adjusted income before income taxes and income from equity method investments [10]	$92,957	$69,461	$311,646	$290,865

[10] Adjusted income before income taxes and income from equity investments is a non-GAAP financial measure. Adjusted income before income taxes and income from equity investments is defined as income before income taxes and income from equity investments before the specific adjustments shown above. The table above provides a reconciliation of adjusted income before income taxes and income from equity investments to income before income taxes and income from equity investments, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

	Three Months Ended		Year Ended
	November	November	November	November
	29, 2025	30, 2024	29, 2025	30, 2024
Income Taxes	$(11,931)	$(7,885)	$(67,129)	$(56,381)

Adjustments:
Acquisition project costs [1]	(217)	(77)	(4,205)	(1,125)
Organizational realignment [2]	(1,686)	(305)	(7,822)	(4,350)
Project One [3]	(309)	(51)	(2,857)	(1,669)
Business divestiture [4]	-	(8,905)	-	(8,905)
Other [5]	(5,534)	(1)	(6,171)	238
Discrete tax items [6]	(3,743)	(1,322)	7,467	(5,469)
Adjusted income taxes	$(23,420)	$(18,546)	$(80,717)	$(77,661)

Adjusted income before income taxes and income from equity method investments [10]	$92,957	$69,461	$311,646	$290,865
Adjusted effective income tax rate [11]	25.2%	26.7%	25.9%	26.7%

[11] Adjusted income taxes and adjusted effective income tax rate are non-GAAP financial measures. Adjusted income taxes is defined as income taxes before the specific adjustments shown above. Adjusted effective income tax rate is defined as income taxes divided by adjusted income before income taxes and income from equity method investments. The table above provides a reconciliation of adjusted income taxes and adjusted effective income tax rate to income taxes, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Three Months Ended		Year Ended
	November	November	November	November
	29, 2025	30, 2024	29, 2025	30, 2024

Net revenue	$894,788	$923,284	$3,473,589	$3,568,736

Gross profit	$282,083	$264,860	$1,080,655	$1,061,877
Gross profit margin	31.5%	28.7%	31.1%	29.8%

Adjustments:
Acquisition project costs [1]	-	1	764	1,001
Organizational realignment [2]	8,292	8,035	19,432	18,714
Project One [3]	-	24	-	37
Other [5]	858	-	858	(1)
Adjusted gross profit [12]	$291,233	$272,920	$1,101,709	$1,081,628
Adjusted gross profit margin [12]	32.5%	29.6%	31.7%	30.3%

[12] Adjusted gross profit and adjusted gross profit margin are non-GAAP financial measures. Adjusted gross profit and adjusted gross profit margin is defined as gross profit and gross profit margin excluding the specific adjustments shown above. The table above provides a reconciliation of adjusted gross profit and gross profit margin to gross profit and gross profit margin, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Three Months Ended		Year Ended
	November	November	November	November
	29, 2025	30, 2024	29, 2025	30, 2024

Selling, general and administrative expenses	$(183,643)	$(188,453)	$(725,585)	$(713,657)

Adjustments:
Acquisition project costs [1]	389	4,558	11,917	10,519
Organizational realignment [2]	5,633	7,031	11,935	19,354
Project One [3]	2,091	2,648	10,237	11,847
Other [5]	1,743	41	3,498	(3,946)
Adjusted selling, general and administrative expenses [13]	$(173,787)	$(174,175)	$(687,998)	$(675,883)

[13] Adjusted selling, general and administrative expenses is a non-GAAP financial measure. Adjusted selling, general and administrative expenses is defined as selling, general and administrative expenses excluding the specific adjustments shown above. The table above provides a reconciliation of adjusted selling, general and administrative expenses to selling, general and administrative expenses, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Hygiene,
Three Months Ended:	Health and Consumable	Engineering	Building Adhesive		Corporate	H.B. Fuller
November 29, 2025	Adhesives	Adhesives	Solutions	Total	Unallocated	Consolidated
Net income attributable to H.B. Fuller	$53,490	$49,384	$20,297	$123,171	$(93,439)	$29,732
Adjustments:
Acquisition project costs [1]	-	-	-	-	1,465	1,465
Organizational realignment [2]	-	-	-	-	11,396	11,396
Project One [3]	-	-	-	-	2,091	2,091
Other [5]					37,400	37,400
Discrete tax items [6]	-	-	-	-	(3,743)	(3,743)
Income tax effect on adjustments [7]	-	-	-	-	(7,745)	(7,745)
Adjusted net income attributable to H.B. Fuller [8]	53,490	49,384	20,297	123,171	(52,575)	70,596
Add:
Interest expense	-	-	-	-	32,547	32,547
Interest income	-	-	-	-	(1,756)	(1,756)
Income taxes	-	-	-	-	23,420	23,420
Depreciation and amortization expense [9]	16,712	15,629	12,905	45,246	-	45,246
Adjusted EBITDA [8]	$70,202	$65,013	$33,202	$168,417	$1,636	$170,053
Net revenue	$400,021	$276,305	$218,462	$894,788	-	$894,788
Adjusted EBITDA margin [8]	17.5%	23.5%	15.2%	18.8%	NMP	19.0%

	Hygiene,
Year Ended	Health and Consumable	Engineering	Building Adhesive		Corporate	H.B. Fuller
November 29, 2025	Adhesives	Adhesives	Solutions	Total	Unallocated	Consolidated
Net income attributable to H.B. Fuller	$179,958	$174,175	$82,506	$436,639	$(284,672)	$151,967
Adjustments:
Acquisition project costs [1]	-	-	-	-	15,412	15,412
Organizational realignment [2]	-	-	-	-	31,424	31,424
Project One [3]	-	-	-	-	10,237	10,237
Other [5]					39,155	39,155
Discrete tax items [6]	-	-	-	-	7,467	7,467
Income tax effect on adjustments [7]	-	-	-	-	(21,054)	(21,054)
Adjusted net income attributable to H.B. Fuller [8]	179,958	174,175	82,506	436,639	(202,031)	234,608
Add:
Interest expense	-	-	-	-	132,431	132,431
Interest income	-	-	-	-	(4,820)	(4,820)
Income taxes	-	-	-	-	80,717	80,717
Depreciation and amortization expense [9]	64,423	61,794	51,507	177,724	-	177,724
Adjusted EBITDA [8]	$244,381	$235,969	$134,013	$614,363	$6,297	$620,660
Net revenue	1,551,789	1,061,779	860,021	$3,473,590	-	3,473,590
Adjusted EBITDA margin [8]	15.7%	22.2%	15.6%	17.7%	NMP	17.9%

Note: Adjusted EBITDA is a non-GAAP financial measure. The table above provides a reconciliation of adjusted EBITDA for each segment to net income attributable to H.B. Fuller for each segment, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

NMP = Non-meaningful percentage

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Hygiene,
Three Months Ended:	Health and Consumable	Engineering	Building Adhesive		Corporate	H.B. Fuller
November 30, 2024	Adhesives	Adhesives	Solutions	Total	Unallocated	Consolidated
Net income attributable to H.B. Fuller	$40,322	$40,250	$22,667	$103,239	$(110,598)	$(7,359)
Adjustments:
Acquisition project costs [1]	-	-	-	-	4,051	4,051
Organizational realignment [2]	-	-	-	-	15,958	15,958
Project One [3]	-	-	-	-	2,672	2,672
Business divestiture [4]					47,267	47,267
Other [5]	-	-	-	-	39	39
Discrete tax items [6]	-	-	-	-	(1,322)	(1,322)
Income tax effect on adjustments [7]	-	-	-	-	(9,339)	(9,339)
Adjusted net income attributable to H.B. Fuller [8]	40,322	40,250	22,667	103,239	(51,272)	51,967
Add:
Interest expense	-	-	-	-	33,621	33,621
Interest income	-	-	-	-	(1,084)	(1,084)
Income taxes	-	-	-	-	18,546	18,546
Depreciation and amortization expense [9]	13,935	15,319	12,989	42,243	3,043	45,286
Adjusted EBITDA [8]	$54,257	$55,569	$35,656	$145,482	$2,854	$148,336
Net revenue	$395,174	$265,305	$225,945	$886,424	36,860	$923,284
Adjusted EBITDA margin [8]	13.7%	20.9%	15.8%	16.4%	7.74%	16.1%

	Hygiene,
Year Ended	Health and Consumable	Engineering	Building Adhesive		Corporate	H.B. Fuller
November 30, 2024	Adhesives	Adhesives	Solutions	Total	Unallocated	Consolidated
Net income attributable to H.B. Fuller	$190,721	$147,111	$83,253	$421,085	$(290,829)	$130,256
Adjustments:
Acquisition project costs [1]	-	-	-	-	11,035	11,035
Organizational realignment [2]	-	-	-	-	39,996	39,996
Project One [3]	-	-	-	-	11,885	11,885
Business divestiture [4]					47,267	47,267
Other [5]	-	-	-	-	(1,981)	(1,981)
Discrete tax items [6]	-	-	-	-	(5,469)	(5,469)
Income tax effect on adjustments [7]	-	-	-	-	(15,811)	(15,811)
Adjusted net income attributable to H.B. Fuller [8]	190,721	147,111	83,253	421,085	(203,907)	217,178
Add:
Interest expense	-	-	-	-	133,122	133,122
Interest income	-	-	-	-	(4,679)	(4,679)
Income taxes	-	-	-	-	77,661	77,661
Depreciation and amortization expense [9]	55,029	53,401	49,918	158,348	12,225	170,573
Adjusted EBITDA [8]	$245,750	$200,512	$133,171	$579,433	$14,422	$593,855
Net revenue	$1,546,545	$1,009,031	$856,503	$3,412,079	156,657	$3,568,736
Adjusted EBITDA margin [8]	15.9%	19.9%	15.5%	17.0%	9.2%	16.6%

Note: Adjusted EBITDA is a non-GAAP financial measure. The table above provides a reconciliation of adjusted EBITDA for each segment to net income attributable to H.B. Fuller for each segment, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

NMP = Non-meaningful percentage

H.B. FULLER COMPANY AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
NET REVENUE GROWTH (DECLINE)
(unaudited)

Net revenue growth (decline) versus 2024	Three Months Ended	Year Ended
	November 29, 2025	November 29, 2025
Price	1.2%	0.8%
Volume	(2.5)%	(0.8)%
Organic growth (decline) [14]	(1.3)%	0.0%
M&A	(2.8)%	(2.1)%
Constant currency	(4.1)%	(2.1)%
F/X	1.0%	(0.6)%
Total H.B. Fuller net revenue growth (decline)	(3.1)%	(2.7)%

Net revenue growth (decline) versus 2024	Three Months Ended
	November 29, 2025

	Net Revenue	F/X	Constant Currency	M&A	Organic Growth [14]
Hygiene, Health and Consumable Adhesives	1.2%	1.0%	0.2%	2.0%	(1.8)%
Engineering Adhesives	4.1%	0.8%	3.3%	1.1%	2.2%
Building Adhesive Solutions	(3.3)%	1.5%	(4.8)%	0.0%	(4.8)%
Corporate Unallocated [15]	(100.0)%	0.0%	(100.0)%	(100.0)%	0.0%
Total H.B. Fuller	(3.1)%	1.0%	(4.1)%	(2.8)%	(1.3)%

Net revenue growth (decline) versus 2024	Year Ended
	November 29, 2025

	Net Revenue	F/X	Constant Currency	M&A	Organic Growth [14]
Hygiene, Health and Consumable Adhesives	0.3%	(1.3)%	1.6%	1.5%	0.1%
Engineering Adhesives	5.2%	(0.2)%	5.4%	4.7%	0.7%
Building Adhesive Solutions	0.4%	0.2%	0.2%	1.5%	(1.3)%
Corporate Unallocated [15]	(100.0)%	0.0%	(100.0)%	(100.0)%	0.0%
Total H.B. Fuller	(2.7)%	(0.6)%	(2.1)%	(2.1)%	0.0%

14 We use the term “organic revenue” to refer to net revenue, excluding the effect of foreign currency changes and acquisitions and divestitures. Organic growth reflects adjustments for the impact of period-over-period changes in foreign currency exchange rates on revenues and the revenues associated with acquisitions and divestitures.

15 Corporate Unallocated includes revenue for the North America Flooring business for the twelve months ended November 30, 2024. This business was sold in the first quarter of 2025 and as a result all activity for prior years was moved to Corporate Unallocated.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

							Trailing Twelve
	Three Months Ended						Months [18] Ended
	June 1, 2024	August 31, 2024	November 30, 2024	March 1, 2025	May 31, 2025	August 30, 2025	March 1, 2025	August 30, 2025

Net income attributable to H.B. Fuller	$51,264	$55,361	$(7,359)	$13,248	$41,828	$67,160	$112,514	$114,877

Adjustments:
Acquisition project costs [1]	1,467	3,474	4,051	9,828	3,602	518	18,820	17,999
Organizational realignment [2]	7,275	9,471	15,958	8,774	6,635	4,620	41,478	35,987
Project One [3]	2,845	3,154	2,672	3,064	2,581	2,499	11,735	10,816
Business divestiture [4]	-	-	47,267	-	-	-	47,267	47,267
Other [5]	914	(2,904)	39	-	44	1,711	(1,951)	1,794
Discrete tax items [16]	1,317	(2,937)	(1,322)	992	13,961	(3,742)	(1,950)	9,889
Income tax effect on adjustments [7]	(1,558)	(1,624)	(9,339)	(5,909)	(3,999)	(3,402)	(18,430)	(22,649)
Adjusted net income attributable to H.B. Fuller [8]	63,524	63,995	51,967	29,997	64,652	69,364	209,483	215,980

Add:
Interest expense	32,313	35,287	33,621	32,030	34,484	33,369	133,251	133,504
Interest income	(1,197)	(1,090)	(1,084)	(1,100)	(854)	(1,110)	(4,471)	(4,148)
Adjusted income taxes	22,658	22,825	18,546	10,862	22,765	23,671	74,891	75,844
Depreciation and Amortization expense [17]	39,952	44,235	45,286	42,567	44,613	45,298	172,040	177,764
Adjusted EBITDA [8]	$157,250	$165,252	$148,336	$114,356	$165,660	$170,592	$585,194	$598,944

[16] Discrete tax items for the three months ended June 1, 2024 and for the three months ended August 31, 2024 are related to various foreign tax matters as well as excess tax benefit related to U.S. stock compensation. Discrete tax items for the three months ended November 30, 2024 and for the three months ended March 1, 2025 are related to various foreign tax matters. Discrete tax items for the three months ended May 31, 2025 are primarily related to the impact of withholding tax recorded on earnings that are no longer permanently reinvested, as well as other various U.S. and foreign tax matters. Discrete tax items for the three months ended August 30, 2025 are related to various U.S. and foreign tax matters. Discrete tax items for the year ended November 30, 2025 primarily relate to the impact of withholding tax recorded on earnings that are no longer permanently reinvested, offset by various U.S. and foreign tax matters. Discrete tax items for the year ended November 30, 2024 are related to various foreign tax matters as well as excess tax benefit related to U.S. stock compensation.

[17] Depreciation and amortization expense added back for EBITDA is adjusted for amounts already included in adjusted net income attributable to H.B. Fuller. Depreciation and amortization expense added back was ($1,198) for the three months ended June 1, 2024, $194 for the three months ended August 31, 2024, ($711) for the three months ended November 30, 2024, ($30) for the three months ended March 1, 2025, ($70) for the three months ended May 31, 2025 and ($261) for the three months ended August 30, 2025.

[18] Trailing twelve months adjusted EBITDA is a non-GAAP financial measure and is defined as adjusted EBITDA for the twelve-month period ended on the date presented. The table above provides a reconciliation of trailing twelve month adjusted EBITDA to net income attributable to H.B. Fuller for the trailing twelve-month period presented, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	March 1, 2025	August 30, 2025	November 29, 2025	November 30, 2024
Total debt	$2,179,997	$2,080,470	$2,016,937	$2,010,639
Less: Cash and cash equivalents	105,743	122,458	107,213	169,352
Net debt [19]	$2,074,254	$1,958,012	$1,909,724	$1,841,287

Trailing twelve months 19 / Year ended Adjusted EBITDA	585,194	598,944	620,660	593,855
Net Debt-to-Adjusted EBITDA [19]	3.5	3.3	3.1	3.1

19 Net debt and net debt-to-adjusted EBITDA are non-GAAP financial measures. Net debt is defined as total debt less cash and cash equivalents. Net debt-to-adjusted EBITDA is defined as net debt divided by trailing twelve months adjusted EBITDA. The calculations of these non-GAAP financial measures are shown in the table above. The table above provides a reconciliation of each of these non-GAAP financial measures to total debt, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	August 30, 2025	November 29, 2025	November 30, 2024
Trade receivables, net	563,579	$564,339	$558,336
Inventory	502,956	471,963	467,498
Trade payables	459,409	470,132	491,435
Net working capital [20]	$607,126	$566,169	$534,399

Net revenue three months ended	892,043	$894,788	$923,284
Annualized net revenue [20]	3,568,172	3,579,151	3,693,136

Net working capital as a percentage of annual net revenue [20]	17.0%	15.8%	14.5%

20 Net working capital, annualized net revenue and net working capital as a percentage of annualized net revenue are non-GAAP financial measures. Net working capital is defined as trade receivables, net plus inventory less trade payables. Annualized net revenue is defined as net revenue for the three months ended on the date presented multiplied by four. Net working capital as a percentage of annualized net revenue is net working capital divided by annualized net revenue. The calculations of these non-GAAP financial measures are shown in the table above. The table above provides a reconciliation of each of these non-GAAP financial measures to the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

CONSOLIDATED BALANCE SHEETS
H.B. Fuller Company and Subsidiaries
(In thousands, except share and per share amounts)

	November 29,	November 30,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$107,213	$169,352
Trade receivables, net	564,339	558,336
Inventories	471,963	467,498
Other current assets	119,750	104,019
Total current assets	1,263,265	1,299,205

Property, plant and equipment, net	935,261	881,927
Goodwill	1,680,059	1,532,221
Other intangibles, net	805,867	770,226
Other assets	498,254	449,665
Total assets	$5,182,706	$4,933,244

Liabilities, non-controlling interest and total equity
Current liabilities:
Notes payable	$-	$587
Trade payables	470,132	491,435
Accrued compensation	114,302	106,005
Income taxes payable	25,018	24,225
Other accrued expenses	133,907	97,038
Total current liabilities	743,359	719,290

Long-term debt, net of current maturities	2,016,937	2,010,052
Accrued pension liabilities	51,317	51,755
Other liabilities	367,899	322,299
Total liabilities	3,179,512	3,103,396

Commitments and contingencies

Equity:
H.B. Fuller stockholders' equity:
Preferred stock (no shares outstanding) Shares authorized – 10,045,900	-	-
Common stock, par value $1.00 per share, Shares authorized – 160,000,000, Shares outstanding – 54,174,963 and 54,657,103 for 2025 and 2024, respectively	54,175	54,657
Additional paid-in capital	298,017	322,636
Retained earnings	2,026,071	1,924,761
Accumulated other comprehensive loss	(375,045)	(473,395)
Total H.B. Fuller stockholders' equity	2,003,218	1,828,659
Non-controlling interest	(24)	1,189
Total equity	2,003,194	1,829,848
Total liabilities, non-controlling interest and total equity	$5,182,706	$4,933,244

CONSOLIDATED STATEMENTS of CASH FLOWS
H.B. Fuller Company and Subsidiaries
(In thousands)

	Fiscal Years
	November 29,	November 30,
	2025	2024
Cash flows from operating activities:
Net income including non-controlling interest	$152,073	$130,395
Adjustments to reconcile net income including non-controlling interest to net cash provided by operating activities:
Depreciation	91,774	91,054
Amortization	86,546	83,656
Deferred income taxes	(50,094)	(36,186)
Income from equity method investments, net of dividends received	(13)	(537)
Gain on disposal of assets	(3,702)	(501)
Share-based compensation	22,055	21,914
Loss on the sale of a business	2,327	-
Loss on impairment of intangible asset	924	-
Pension and other postretirement benefit plan contributions	(3,267)	(2,909)
Pension and other postretirement benefit plan benefit	(21,240)	(14,444)
Loss on impairment of assets held for sale	-	47,267
Loss on impairment of equity investment	-	1,966
Gain from insurance proceeds	-	(4,871)
Gain on fair value adjustment on contingent consideration liabilities	-	(500)
Change in assets and liabilities, net of effects of acquisitions:
Trade receivables, net	(3,435)	10,749
Inventories	(10,318)	(30,099)
Other assets	(28,709)	(17,465)
Trade payables	(38,164)	47,915
Accrued compensation	4,906	12,653
Other accrued expenses	35,534	6,008
Income taxes payable	(6,090)	(23,090)
Other liabilities	34,877	(30,262)
Foreign currency remeasurement	(2,491)	9,724
Net cash provided by operating activities	263,493	302,437
Cash flows from investing activities:
Purchased property, plant and equipment	(142,275)	(139,238)
Purchased businesses, net of cash acquired	(167,007)	(273,863)
Proceeds from the sale of a business	75,727	-
Purchase of cost method investment	(2,549)	-
Purchase of non-controlling interest	(1,170)	-
Proceeds from sale of property, plant and equipment	5,025	1,152
Proceeds from insurance recoveries	-	4,871
Net cash used in investing activities	(232,249)	(407,078)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	1,300,300	1,932,900
Repayment of long-term debt	(1,305,434)	(1,764,870)
Payment of debt issue costs	(1,047)	(3,493)
Net payment on notes payable	(587)	(1,219)
Dividends paid	(50,271)	(47,598)
Proceeds from stock options exercised	9,848	35,927
Repurchases of common stock	(60,713)	(39,558)
Net cash (used in) provided by financing activities	(107,904)	112,089
Effect of exchange rate changes on cash and cash equivalents	14,521	(17,549)
Net change in cash and cash equivalents	(62,139)	(10,101)
Cash and cash equivalents at beginning of year	169,352	179,453
Cash and cash equivalents at end of year	$107,213	$169,352